EXHIBIT 4.20

                        SCHEDULE OF OPTIONS GRANTED UNDER

                  U.S. ENERGY 2001 INCENTIVE STOCK OPTION PLAN


             OPTIONS GRANTED ON DECEMBER 7, 2001 AT $3.90 PER SHARE


              Name                                  Number of Shares

              John L. Larsen                              100,000
              Keith G. Larsen                             100,000
              Daniel P. Svilar                            100,000
              Harold F. Herron                            100,000
              Mark J. Larsen                              100,000
              R. Scott Lorimer                            100,000
              Robin Kindle                                100,000
              Richard R. Larsen                           100,000
              Peter G. Schoonmaker                        100,000
              Robert A. Nicholas                           50,000
              H. Russell Fraser                            20,000
              Nick Bebout                                  20,000
              Don Anderson                                 20,000
                                                        ---------

                                       Total            1,010,000


               OPTIONS GRANTED ON MAY 20, 2002 AT $3.82 PER SHARE


              Name                                  Number of Shares

              Bob Grabb                                    10,000
              Karl Eppich                                  10,000
                                                           ------

                                       Total               20,000